The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(5)
  Registration Statement No. 333-279061-01
Subject to Completion,
Preliminary Prospectus Supplement dated March 23, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 2, 2024)
OKLAHOMA GAS AND ELECTRIC COMPANY
$
       % Senior Notes, Series Due            , 20
We are offering $      of our      % Senior Notes, Series due            , 20   (the “Senior Notes”). We will pay interest on the Senior Notes semi-annually in arrears on             and             of each year, commencing            , 20  . The Senior Notes will mature on            , 20  . We may redeem the Senior Notes, in whole or in part, at any time prior to maturity at the applicable redemption price described in this prospectus supplement under the caption “Supplemental Description of Senior Notes — Optional Redemption”. We may also redeem the Senior Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof if a Tax Credit Event (as defined herein) occurs. See in this prospectus supplement under the caption “Supplemental Description of Senior Notes — Tax Credit Event Redemption”.
Please read the information described under the captions “Supplemental Description of Senior Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus for a more detailed description of the terms of the Senior Notes.
Investing in our Senior Notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission (the “SEC”) before you invest in the Senior Notes.
The Senior Notes will be our senior unsecured obligations and, as described below under the caption “Supplemental Description of Senior Notes — Ranking; No Limitations on Liens or Sale and Lease-Back Transactions,” will rank equally with all of our other senior unsecured indebtedness. We currently have no outstanding debt obligations that will be junior to the Senior Notes.
The Senior Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Senior Notes on any securities exchange or to include the Senior Notes in any automated quotation system.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Senior Notes should not be purchased, held, or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (an “SFE”). By purchasing Senior Notes, any investor in the Senior Notes (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Senior Notes, an SFE.
	Price to Public(1)		Underwriting Discount		Proceeds, Before Expenses, to Us(1)
Per % Senior Note, Series due , 20		%		%		%
Total	$		$		$

(1)
Plus accrued interest from            , 2026, if settlement occurs after that date.

The underwriters expect to deliver the Senior Notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment therefor on or about            , 2026.
Joint Book-Running Managers
Barclays	BofA Securities	PNC Capital Markets LLC	Scotiabank
US Bancorp
Co-Managers
           , 2026

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Senior Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Senior Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, solicitation or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any of the Senior Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

S-i

Prospectus Supplement
Prospectus

S-ii

This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with these documents. This information is available without charge upon written or oral request as described under the caption “Where You Can Find More Information” in this prospectus supplement. In this prospectus supplement, “we,” “us,” “our” and “our company” refer to Oklahoma Gas and Electric Company, and “underwriters” refers to the firms listed on the front cover of this prospectus supplement.
ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus that also is a part of this document. The accompanying prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this process, we may sell an unspecified amount of the securities described in the accompanying prospectus, of which this offering is a part. This prospectus supplement provides you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our Senior Notes and other information you should know before investing in our Senior Notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement before investing in our Senior Notes. For more details, you should read the exhibits filed with the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

S-iii

FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements generally can be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “possible,” “potential,” “project,” “target” and similar expressions. Actual results may vary materially from those expressed in forward-looking statements. In addition to the specific risk factors discussed in “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:
•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and inflation rates, and their impact on capital expenditures;

•
our ability and the ability of our parent company, OGE Energy Corp. (“OGE Energy”), to access the capital markets and obtain financing on favorable terms, as well as inflation rates and monetary fluctuations;

•
the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel and purchased power costs, operating costs, transmission costs and deferred expenditures;

•
prices and availability of electricity, coal and natural gas;

•
competitive factors, including the extent and timing of the entry of additional competition in the markets we serve, potentially through deregulation;

•
the impact on demand for our services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs;

•
technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

•
factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages; unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

•
availability and prices of raw materials and equipment for current and future construction projects;

•
the effect of retroactive pricing of transactions in the Southwest Power Pool markets, adjustments in market pricing mechanisms by the Southwest Power Pool, or allocation of transmission upgrade costs;

•
federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•
environmental laws, safety laws or other regulations that may impact the cost of operations, restrict or change the way our facilities are operated or result in stranded assets;

•
our ability to meet future capacity requirements mandated by the Southwest Power Pool, which could be impacted by future load growth, environmental regulations, and the availability of resources;

•
changes in accounting standards, rules or guidelines;

•
the discontinuance of accounting principles for certain types of rate-regulated activities;

•
the cost of protecting assets against, or damage due to, terrorism or cyberattacks, including losing control of our assets and potential ransoms, and other catastrophic events;

•
the availability, cost, coverage and terms of insurance;

S-iv

•
changes in the use, perception or regulation of generative artificial intelligence technologies, which could limit our ability to utilize such technology, create risk of enhanced regulatory scrutiny, generate uncertainty around intellectual property ownership, licensing or use, or which could otherwise result in risk of damage to our business, reputation or financial results;

•
creditworthiness of suppliers, customers and other contractual parties, including large, new customers from industries such as cryptocurrency and data centers;

•
social attitudes regarding the electric utility and power industries;

•
identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures;

•
increased pension and healthcare costs;

•
national and global events that could adversely affect and/or exacerbate macroeconomic conditions, including inflationary pressures, interest rate fluctuations, supply chain disruptions, economic recessions, pandemic health events, tariffs and uncertainty surrounding continued hostilities or sustained military campaigns, and their collateral consequences;

•
costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in the reports we file with the SEC; and

•
other risk factors listed in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under the sections entitled “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Combined Notes to Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” in this prospectus supplement.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by and should be read together with the more detailed information and financial statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Oklahoma Gas and Electric Company
Company Background
We generate, transmit, distribute and sell electric energy in Oklahoma and western Arkansas. Our rates are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. We were incorporated in 1902 under the laws of the Oklahoma Territory. We are the largest electric company in Oklahoma and our franchised service territory includes Fort Smith, Arkansas and the surrounding communities. We sold our retail natural gas business in 1928 and are no longer engaged in the natural gas distribution business. We are a wholly-owned subsidiary of OGE Energy.
Our principal executive offices are located at 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. Our telephone number is (405) 553-3000. OGE Energy’s website address is www.oge.com. OGE Energy’s website address is provided for informational purposes only. No information contained in, or that can be accessed through, the website is to be considered part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, including the information contained under the heading “Supplemental Description of Senior Notes,” the accompanying prospectus, including the information contained under the heading “Description of Debt Securities,” and the documents referred to in this prospectus supplement and the accompanying prospectus.
Issuer
Oklahoma Gas and Electric Company.
Securities Offered
$        principal amount of      % Senior Notes, Series due         , 20  .
Maturity
           , 20  .
Interest Rate
     % per year.
Interest Payment Dates
        and        of each year, beginning on            , 20  .
Ranking
The Senior Notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. We currently have no outstanding debt obligations that will be junior to the Senior Notes. The Indenture under which the Senior Notes will be issued will not prevent us from incurring additional indebtedness, which may be secured by some or all of our assets. As of the date of this prospectus supplement, we do not have any plans to issue secured indebtedness. See “Risk Factors” and “Supplemental Description of Senior Notes — Ranking; No Limitations on Liens or Sale and Lease-Back Transactions” for more information.
Optional Redemption
At any time prior to           , 20   (the date that is        months prior to the maturity date of the Senior Notes (the “Par Call Date”)), we may redeem the Senior Notes, in whole or from time to time in part, at our option, at a “make-whole” redemption price equal to the greater of (1) 100% of the principal amount of the Senior Notes being redeemed or (2) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes being redeemed discounted to the redemption date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30- day months) at the treasury rate (as defined herein) plus      basis points less (b) interest accrued to the date fixed for redemption, plus, in each case, accrued and unpaid interest thereon to the date fixed for redemption.
At any time on or after the Par Call Date, we may redeem the Senior Notes, in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest thereon to the date fixed for redemption. See “Supplemental Description of Senior Notes — Optional Redemption” for more information.
Tax Credit Event Redemption
If a Tax Credit Event (as defined herein) occurs, we may redeem, at our option, the Senior Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date. See “Supplemental Description of Senior Notes — Tax Credit Event Redemption” for more information.
Reopening of Series
We may, from time to time, without the consent of the holders of the Senior Notes offered by this prospectus supplement, reopen the Senior Notes and issue additional Senior Notes with the same terms (including maturity and interest payment terms), except for the date of issue, the price to public, and, if applicable, the first date from which interest will accrue and the initial interest payment date, as the Senior Notes offered by this prospectus supplement. Any such additional Senior Notes, together with the Senior Notes offered by this prospectus supplement, are intended to constitute a single series under the Indenture and will be part of the same issue as the Senior Notes offered by this prospectus supplement for U.S. federal income tax purposes if such additional issuance is fungible with this issuance for U.S. federal income tax purposes. See “Supplemental Description of Senior Notes — Reopening of Series” for more information.
Use of Proceeds
We expect to receive net proceeds from the offer and sale of the Senior Notes, after deducting the underwriting discount and our estimated offering expenses, of approximately $      million. We currently intend to add the net proceeds from the sale of the Senior Notes to our general funds and use them for general corporate purposes, including repayment of short-term debt, repayment of borrowings under our revolving credit facility, and the funding of our capital investment program and working capital needs. Pending such uses, the funds will be temporarily invested. See “Use of Proceeds.”
Conflicts of Interest
Certain of the underwriters or their affiliates may hold a portion of our outstanding commercial paper that we may repay, in part, using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Senior Notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.
Trustee
BOKF, NA
Set forth below is summary financial data for our company. We derived the financial information presented below as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 from our audited financial statements.
The financial information below should be read in conjunction with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the current, quarterly and annual reports filed by us with the SEC, which we have incorporated by reference into this prospectus supplement.

Summary Financial Data
	Year Ended December 31,
	2025	2024	2023
	(audited) (in millions)
Results of Operations Data:
Operating revenues	$3,260.1	$2,985.3	$2,674.3
Fuel, purchased power and direct transmission expense	1,259.9	1,076.4	911.7
Operating expenses	1,200.2	1,163.3	1,111.0
Operating income	800.0	745.6	651.6
Allowance for equity funds used during construction	26.0	25.5	19.4
Other net periodic benefit income (expense)	(10.3)	(1.6)	6.5
Other income	17.3	12.5	23.9
Other expense	(2.6)	(4.5)	(6.3)
Interest expense	(225.5)	(214.4)	(199.9)
Income tax expense	(105.1)	(93.2)	(68.8)
Net income	$499.8	$469.9	$426.4
	Year Ended December 31,
	2025	2024
	(audited) (in millions)
Balance Sheet Data
Property, plant and equipment, net	$12,724.3	$12,080.5
Total assets	$14,277.5	$13,581.3
Long-term debt (including long-term debt due within one year)	$4,961.7	$4,646.7
Total stockholder’s equity	$5,740.2	$5,326.4

RISK FACTORS
An investment in our Senior Notes involves risk. Prior to making a decision about investing in our Senior Notes, you should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf.
Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
The Senior Notes would have a claim that is junior with respect to the assets securing any secured debt that we may issue.
The Senior Notes will be senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. At December 31, 2025, we had 17 series of senior notes outstanding in the aggregate principal amount of $4.885 billion. An aggregate of $225 million of these senior notes have provisions that limit (subject to certain exceptions) our ability to issue secured debt unless, at the time the secured debt is issued, we also equally secure such outstanding senior notes. The Senior Notes offered hereby will not contain this provision. As a result, if in the future we were to issue secured debt, an additional $225 million of our outstanding senior notes would also become secured. In such case, the Senior Notes offered hereby would be effectively subordinated to such secured debt. There is no limit on the amount of debt that we may issue and, in the future, we may issue debt that includes provisions similar to those applicable to our other outstanding senior notes. See “Description of Debt Securities — No Limitations on Liens or Sale and Leaseback Transactions” in the accompanying prospectus.
Any reductions in our credit ratings or changes in benchmark interest rates could increase our financing costs and the cost of maintaining certain contractual relationships or limit our ability to obtain financing on favorable terms and could cause the value of the Senior Notes to decline.
We cannot assure you that any of our current credit ratings will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances so warrant. Our ability to access the commercial paper market could be adversely impacted by a credit ratings downgrade or major market disruptions. Pricing grids associated with our credit facility could cause annual fees and borrowing rates to increase if an adverse rating impact occurs. The impact of any future downgrade could include an increase in the costs of our short-term borrowings, but a reduction in our credit ratings would not result in any defaults or accelerations. Any future downgrade could also lead to higher long-term borrowing costs and, if below investment grade, would require us to post collateral or letters of credit. Any lowering of the ratings of the Senior Notes would likely reduce the value of the Senior Notes.
We may be able to incur substantially more indebtedness, which may increase the risks created by our indebtedness.
The terms of the indenture governing our senior notes, including the Senior Notes offered hereby, and the agreements governing our other indebtedness, do not fully prohibit us from incurring additional indebtedness and, therefore, we may be able to incur substantial additional indebtedness. If we incur additional indebtedness, the related risks that we now face may intensify.
We may choose to redeem the Senior Notes prior to maturity.
We may redeem all or a portion of the Senior Notes at any time at the applicable redemption price described in this prospectus supplement. See “Supplemental Description of Senior Notes — Optional Redemption.” We may also redeem the Senior Notes under certain circumstances as described below under the caption “Supplemental Description of Senior Notes — Tax Credit Redemption.” If prevailing interest rates are lower at the time of redemption, holders of the Senior Notes to be redeemed may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Senior Notes being redeemed.
There is no existing market for the Senior Notes, and we cannot assure you that an active trading market will develop.
The Senior Notes are a new issue of securities with no established trading market, and we cannot assure you that an active trading market will develop. If a market for the Senior Notes were to develop, future trading prices would depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply to list the Senior Notes on any securities exchange or to include the Senior Notes in any automated quotation system. As a result, it may be difficult for you to find a buyer for your Senior Notes at the time you want to sell them, and even if you find a buyer, you might not get the price you want.
We may redeem the Senior Notes if a Tax Credit Event Occurs.
We may redeem the Senior Notes, at our option, in whole but not in part, if a Tax Credit Event occurs. A “Tax Credit Event” occurs with respect to the Senior Notes if, in our reasonable determination, there exists a material risk, due to the Senior Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the Code), that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code. “Specified foreign entities,” as further defined in Section 7701(a)(51)(B) of the Code, generally include, among other entities: (i) the governments of China, Iran, North Korea or Russia and their agencies and instrumentalities, (ii) certain citizens or nationals of such countries, (iii) entities organized under the laws of, or having their principal place of business in, such countries, (iv) entities controlled by any of the above, including subsidiaries, measured by more than 50% ownership of stock (by vote or value) in a corporation, profits interests or capital interests in a partnership, or beneficial interest in another entity, (v) certain Chinese military companies described under Section 1260H of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021, (vi) Contemporary Amperex Technology Company (CATL), BYD Company, Envision Energy, EVE Energy Company, Gotion High- tech Company, Hithium Energy Storage Technology Company, or any successor company to the foregoing, (vii) certain companies that violate the Uyghur Forced Labor Prevention Act of 2021, and (viii) entities that the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) have included on the list of specially designated nationals and blocked persons maintained by OFAC. A redemption of the Senior Notes in connection with a Tax Credit Event would be at a redemption price equal to 101% of the principal amount of the Senior Notes being redeemed, plus unpaid interest accrued up to but excluding the redemption date.
If a Tax Credit Event occurs, and we redeem the Senior Notes, such redemption may adversely affect your anticipated return. We may exercise such redemption rights when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the Senior Notes that are redeemed.
See “Supplemental Description of Senior Notes — Tax Credit Event Redemption” for more information.

USE OF PROCEEDS
We expect to receive net proceeds from the offer and sale of the Senior Notes, after deducting the underwriting discount and our estimated offering expenses, of approximately $       million. We currently intend to add the net proceeds from the sale of the Senior Notes to our general funds and use them for general corporate purposes including repayment of short-term debt, repayment of borrowings under our revolving credit facility, and the funding of our capital investment program and working capital needs. Pending such uses, the funds will be temporarily invested.
CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2025. You should read this table in conjunction with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual, quarterly and other reports filed by us with the SEC, which we have incorporated by reference into this prospectus supplement.
	As of December 31, 2025 (audited)
	Millions of Dollars	Percent of Capitalization
Long-term debt (including current maturities)	$4,961.7	46.4%
Common stockholder’s equity and retained earnings	5,740.2	53.6%
Total capitalization	$10,701.9	100.0%

SUPPLEMENTAL DESCRIPTION OF SENIOR NOTES
The Senior Notes will be a series of Debt Securities (as defined in the accompanying prospectus). Please read the following information concerning the Senior Notes in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The following description is not complete. The Senior Notes will be issued under the Indenture dated as of October 1, 1995, as supplemented (the “Indenture”), between us and BOKF, NA, as successor trustee (the “Trustee”). The Indenture is described in the accompanying prospectus and is filed as an exhibit to the registration statement under which the Senior Notes are being offered and sold.
General
We will offer $       of    % Senior Notes, Series due            , 20   as a series of notes under the Indenture. The entire principal amount of such series of Senior Notes will mature and become due and payable, together with any accrued and unpaid interest, on            , 20  .
Ranking; No Limitations on Liens or Sale and Lease-Back Transactions
The Senior Notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. However, the Senior Notes will be subordinated to any secured indebtedness that we may issue, as to the assets securing such indebtedness. We currently have no secured indebtedness and no subordinated indebtedness. The Senior Notes offered hereby will not contain any provisions limiting our ability to issue secured debt or enter into sale and lease-back transactions. See “Description of Debt Securities — No Limitations on Liens or Sale and Leaseback Transactions” in the accompanying prospectus for more information. As a result, if in the future we were to issue secured debt, the Senior Notes offered hereby would be effectively subordinated to the secured debt. There is no limit on the amount of debt that we may issue and, in the future, we may issue debt which includes provisions different than those applicable to the Senior Notes offered hereby.
Interest Payments
The Senior Notes will bear interest at the annual rate set forth on the cover page of this prospectus supplement beginning on the day the Senior Notes are issued. The interest will be payable semi-annually on            and        of each year, commencing            , 20  . If such interest payment date is not a business day, the payment of interest will be made on the next succeeding business day without adjustment. Interest will be paid to the person in whose name the Senior Note is registered at the close of business on the        or                 immediately preceding such        or                 .We will compute the amount of interest payable on the basis of a 360-day year of twelve 30-day months.
Reopening of Series
We may, from time to time, without the consent of the holders of the Senior Notes offered by this prospectus supplement, reopen the Senior Notes and issue additional Senior Notes with the same terms (including maturity and interest payment terms), except for the date of issue, the price to public, and, if applicable, the first date from which interest will accrue and the initial interest payment date, as the Senior Notes offered by this prospectus supplement. Any such additional Senior Notes, together with the Senior Notes offered by this prospectus supplement, are intended to constitute a single series under the Indenture and will be part of the same issue as the Senior Notes offered by this prospectus supplement for U.S. federal income tax purposes if such additional issuance is fungible with this issuance for U.S. federal income tax purposes.
Optional Redemption
At any time prior to           , 20   (the date that is      months prior to the maturity date of the Senior Notes (the “Par Call Date”)), we may redeem the Senior Notes, in whole or from time to time in part, at our option, at a “make-whole” redemption price equal to the greater of:

•
100% of the principal amount of the Senior Notes being redeemed; or

•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes being redeemed discounted to the redemption date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30- day months) at the treasury rate (as defined below) plus   basis points less (b) interest accrued to the date fixed for redemption;

plus, in each case, accrued and unpaid interest thereon to the date fixed for redemption. At any time on or after the Par Call Date, we may redeem the Senior Notes, in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest thereon to the date fixed for redemption.
“Treasury rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The treasury rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities- Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the treasury rate, we shall select, as applicable:
(1)   the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or
(2)   if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life- and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or
(3)   if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the treasury rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the treasury rate in accordance with the terms of this paragraph, the semi- annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

We will mail a notice of redemption to each holder of the Senior Notes by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the Senior Notes or portions thereof called for redemption. If fewer than all of the Senior Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the date fixed for redemption, the particular Senior Notes or portions thereof for redemption from the outstanding Senior Notes not previously called by such method as the Trustee deems fair and appropriate.
If at the time of mailing the notice of redemption, we have not irrevocably directed the Trustee to redeem the Senior Notes called for redemption, the notice may state that the redemption is subject to the receipt of the redemption moneys by the Trustee on or prior to the date fixed for redemption and that the notice will be of no effect unless such moneys are received on or prior to such date fixed for redemption.
The Senior Notes do not provide for any sinking fund.
Tax Credit Event Redemption
If a Tax Credit Event (as defined below) occurs, we may redeem, upon a notice of redemption, the Senior Notes, in whole but not in part at a redemption price equal to 101% of the principal amount of the Senior Notes being redeemed, plus unpaid interest accrued up to but excluding the redemption date. A notice of redemption of the Senior Notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Senior Notes were issued and (b) six months from the date of issuance of the Senior Notes and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.
The consummation of a redemption upon a Tax Credit Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).
A “Tax Credit Event” occurs with respect to the Senior Notes if, in our reasonable determination, there exists a material risk, due to Senior Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code, that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.
Forms and Denomination
Global Notes and Denominations
The Senior Notes will be issued as one or more global notes in the name of a nominee of DTC and will be available only in book-entry form. See “Book-Entry System” in the accompanying prospectus. The Senior Notes will be available for purchase in a minimum denomination of $2,000 and multiples of $1,000 in excess thereof. We will make all payments of principal and interest on the Senior Notes to DTC in immediately available funds.
DTC, Clearstream and Euroclear
Beneficial interests in a global note will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in a global note through either DTC (in the United States) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), in Europe (the “Euroclear Operator”), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.
For information regarding DTC and DTC’s procedures, see “Book-Entry System” in the accompanying prospectus. Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement and the accompanying prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Payments on the Senior Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Senior Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Distributions on the Senior Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions

govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the Senior Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearance and Settlement Procedures
Initial settlement for the Senior Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Senior Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the Senior Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Senior Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Senior Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the Senior Notes offered by this prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code”, Treasury regulations promulgated thereunder, or “Treasury Regulations”, administrative pronouncements of the U.S. Internal Revenue Service, or “IRS”, and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.
This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances (including the effects of Section 451 of the Code with respect to conforming the timing of income accruals to financial statements) and does not discuss any aspect of U.S. federal tax law other than income tax law or any state, local or non-U.S. tax consequences of the purchase, beneficial ownership and disposition of the Senior Notes. This summary addresses only Senior Notes purchased for cash pursuant to this offering at the offer price set forth on the front cover hereof and held as a capital asset and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:
•
traders in securities electing mark-to-market treatment or dealers or brokers in securities or currencies;

•
banks, thrifts or other financial institutions;

•
insurance companies;

•
regulated investment companies or real estate investment trusts;

•
tax-exempt organizations;

•
retirement plans;

•
persons holding our Senior Notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•
partnerships or other pass-through entities and investors therein;

•
persons required to pay the alternative minimum tax;

•
certain former citizens or former residents of the United States;

•
persons deemed to sell the Senior Notes under the constructive sale provisions of the Code;

•
“passive foreign investment companies” or “controlled foreign corporations”, each within the meaning of the Code; or

•
“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of Senior Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.
A “Non-U.S. Holder” is any beneficial owner of the Senior Notes that is neither a U.S. Holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Senior Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding Senior Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Senior Notes by the partnership.
THE DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.
U.S. Federal Income Taxation of U.S. Holders
Payments of Interest.   Interest on Senior Notes generally will be taxable to a U.S. Holder as ordinary income from U.S. sources at the time that such interest is paid or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
It is expected, and this discussion assumes, that the Senior Notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes.
Sale, Retirement or Other Taxable Disposition of Senior Notes.   Upon the sale, retirement or other taxable disposition of Senior Notes, a U.S. Holder generally will recognize U.S.-source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the Senior Notes. In general, the U.S. Holder’s adjusted tax basis in the Senior Notes will equal the U.S. Holder’s initial investment in Senior Notes, reduced by any cash payments previously received in respect of the Senior Notes (other than qualified stated interest payments) and by any amortizable bond premium previously amortized. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the Senior Notes have been held for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.
Net Investment Income Tax.   A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which, in the case of individuals, will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its interest income from the Senior Notes and net gain from the disposition of the Senior Notes, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the net investment income tax to their income and gains from the Senior Notes.
U.S. Federal Income Taxation of Non-U.S. Holders
Subject to the discussion below concerning backup withholding and FATCA:
(a)   Payments of interest on the Senior Notes by us or our paying agent to any Non-U.S. Holder generally will be exempt from the 30% U.S. federal withholding tax (or lower applicable treaty rate) and federal income tax, provided that:
•
the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); and

•
the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below.

The certification requirement referred to above will be fulfilled if (i) the beneficial owner of the Senior Notes certifies on a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form, under penalties of perjury, that such beneficial owner is not a U.S. person, provides its name and address and certifies the other relevant factual information supporting its exemption, and (ii) the beneficial owner provides the IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form with the paying agent, or in the case of Senior Notes held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution provides the paying agent a statement that it has received the IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form, from the beneficial owner and furnishes the paying agent with a copy.
Prospective investors should consult their tax advisors regarding possible additional reporting requirements.
(b)   A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, redemption, retirement or other taxable disposition of the Senior Notes, unless:
•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States).

If a Non-U.S. Holder is described in the first bullet in paragraph (b) above, such Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which such Non-U.S. Holder’s capital gains allocable to United States sources, including gain from such disposition, exceed any capital losses allocable to United States sources, except as otherwise required by an applicable income tax treaty.
To the extent the amount realized on a sale, redemption, retirement or other taxable disposition of the Senior Notes is attributable to accrued but unpaid interest on the Senior Notes, this amount generally will be treated in the same manner as described in paragraph (a) above.
With regard to paragraphs (a) and (b) above, if a Non-U.S. Holder of Senior Notes is engaged in the conduct of a trade or business in the United States, and interest on the Senior Notes, or gain realized on its sale, retirement or other taxable disposition of the Senior Notes is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder (but without regard to the net investment income tax described above). See “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders” above. In addition, a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its effectively connected earnings and profits, subject to certain adjustments. In lieu of the IRS forms described above, such a Non-U.S. Holder will be required to provide to the paying agent a properly completed and executed IRS Form W-8ECI or applicable successor form to claim an exemption from withholding.
Backup Withholding and Information Reporting
U.S. Holders.   In general, a U.S. Holder (other than an exempt recipient) will be subject to information reporting requirements with respect to payments of principal and interest in respect of, and the proceeds from a sale, redemption or other disposition before maturity of the Senior Notes. In addition, a U.S. Holder may be subject to backup withholding on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) otherwise fails to comply with applicable certification requirements.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if applicable.
Non-U.S. Holders.   In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest on the Senior Notes paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the Senior Notes provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, and we or our paying agent has received from the Non-U.S. Holder an appropriate certification establishing non-U.S. status or other exemption from backup withholding (i.e., IRS Form W-8BEN or W-8BEN-E, as applicable, W-8ECI or other applicable IRS Form W-8 or applicable successor form). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of Senior Notes that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of Senior Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.
FATCA
Pursuant to the Foreign Account Tax Compliance Act, or “FATCA,” foreign financial institutions (which term includes most foreign banks, hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S.- source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.- source interest) and also include the entire gross proceeds from the sale or other disposition of any debt instruments of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Withholding under FATCA, if required, generally will apply to payments of U.S.-source interest on the Senior Notes and gross proceeds (including principal payments) from dispositions (including redemptions) of the Senior Notes. The IRS has issued proposed Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not interest). Pursuant to these proposed Treasury Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed regulations are rescinded. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States pursuant to FATCA may be subject to different rules with respect to information reporting and related requirements.

We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.
The preceding discussion of certain U.S. federal income tax consequences is general information only and is not tax advice. Accordingly, you should consult your own tax advisor as to the particular tax consequences to you of purchasing, holding or disposing of Senior Notes, including the applicability and effect of any U.S. federal non-income, state, local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, for which Barclays Capital Inc., BofA Securities, Inc., PNC Capital Markets LLC, and Scotia Capital (USA) Inc. are acting as Representatives, and each of the underwriters has severally, and not jointly, agreed to purchase from us, the respective amount of Senior Notes set forth opposite its name below:
Underwriter	Principal Amount of Senior Notes
Barclays Capital Inc.	$
BofA Securities, Inc.	$
PNC Capital Markets LLC	$
Scotia Capital (USA) Inc.	$
U.S. Bancorp Investments, Inc.	$
Total	$
If any of the Senior Notes are purchased by the underwriters under the underwriting agreement, then all of the Senior Notes must be purchased.
The underwriters have advised us that they propose initially to offer the Senior Notes to the public at the public offering price set forth on the cover page of this prospectus supplement. They also may offer the Senior Notes to dealers at the public offering price less a concession not in excess of     % of the principal amount of the Senior Notes. The underwriters may allow, and the dealers may reallow, a concession not in excess of     % of the principal amount of the Senior Notes on sales to other dealers. After the initial offering of the Senior Notes to the public is completed, the underwriters may change the offering price.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of the Senior Notes.
	Per Senior Note	Total
% Senior Notes, Series due , 20	%	$
We estimate that our total expenses for this offering, not including the underwriting discount, will be approximately $1,100,000.
Prior to this offering, there has been no public market for the Senior Notes. We do not intend to apply to list the Senior Notes on any securities exchange or to include the Senior Notes in any automated quotation system. The underwriters have informed us that they may make a market in the Senior Notes from time to time. The underwriters are under no obligation to make a market in the Senior Notes and any such market may be discontinued without notice.
In connection with the offering of the Senior Notes, the rules of the SEC permit the underwriters to engage in transactions that stabilize the price of the Senior Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Senior Notes. If the underwriters create a short position in the Senior Notes (that is, if they sell a larger principal amount of the Senior Notes than is set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing Senior Notes in the open market.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither we nor any of the underwriters can predict the direction or magnitude of any effect that the transactions described above may have on the price of the Senior Notes. In addition, neither we nor any of the underwriters can assure you that the underwriters will in fact engage in these transactions, or that these transactions, once begun, will not be discontinued without notice by the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Alternatively, we may be required to contribute to payments that the underwriters may be required to make as a result of these liabilities.
It is expected that delivery of the Senior Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the      business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+   ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes on the date of this prospectus supplement or the next           succeeding business days will be required, by virtue of the fact that the Senior Notes initially will settle in T+      , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Senior Notes who wish to trade the Senior Notes on the date of this prospectus supplement should consult their own advisors.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the underwriters and their affiliates have provided, and may in the future provide, investment banking, advisory or commercial banking services to us and our affiliates for which they have received, or may receive, customary fees and expenses. Affiliates of certain of the underwriters are participants in our credit facility and some of OGE Energy’s credit facilities.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Underwriters or their affiliates that have a lending relationship with us, if any, may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Australia
This prospectus supplement, the accompanying prospectus or any other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Senior Notes has not been or will not be lodged with the Australian Securities & Investments Commission (“ASIC”). This prospectus supplement and the accompanying prospectus have not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:
(a)   you confirm and warrant that you are either: (i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act; (ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; (iii) a person associated with the company under section 708(12) of the Corporations Act; or (iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)   you warrant and agree that you will not offer any of the Senior Notes for resale in Australia within 12 months of the Senior Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Senior Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Senior Notes in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and any Senior Notes to be offered so as to enable an investor to decide to purchase any Senior Notes.
United Kingdom
The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in the Conduct of Business Sourcebook of the handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (the “FCA Handbook”) rule 3.4.1; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act of 2018 (the “EUWA”); (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); or (iv) not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”). For purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase the Senior Notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the POAT Regulations or the Admission to Trading on a Regulated Market Sourcebook of the FCA Handbook, has not been approved by the UK’s Financial Conduct Authority and should not be relied on and should not be construed as an offer (or any other form of marketing). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Senior Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the paragraph 15 of Schedule 1 to the POAT Regulations): (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The Senior Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Senior Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents. This prospectus supplement has been prepared on the basis that any offer of Senior Notes in the UK will be made pursuant to an exemption under the POAT Regulations. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the POAT Regulations.
Each underwriter has represented, warranted and agreed that: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Senior Notes which are the subject of the offering contemplated by the prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom.
Canada
The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Republic of Korea
The Senior Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the Senior Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Senior Notes may be offered, sold and delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the Senior Notes, any acquirer of the Senior Notes who was solicited to buy the Senior Notes in Korea is prohibited from transferring any of the Senior Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Senior Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Senior Notes.

Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Senior Notes. The Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Japan
This offering of the Senior Notes has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). Accordingly, the Senior Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan, or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, where each such person is (1) an expert investor (as defined in Section 4A of the SFA) or (2) not an individual, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Senior Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 of the SFA except:
(1)
to an institutional investor pursuant to Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA;

(2)
(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(3)
where no consideration is or will be given for the transfer;

(4)
where the transfer is by operation of law;

(5)
as specified in Section 276(7) of the SFA;

(6)
as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore; or

(7)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivative Contracts Regulations 2018 of Singapore.

Singapore SFA Product Classification — Solely for the purposes of our obligations pursuant to sections 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Taiwan
The Senior Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, Republic of China and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold within Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the Senior Notes in Taiwan.
United Arab Emirates
The Senior Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold a portion of our outstanding commercial paper that we may repay, in part, using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Senior Notes in accordance with FINRA

Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

LEGAL OPINIONS
Legal opinions relating to the validity of the Senior Notes being offered by this prospectus supplement will be rendered by our counsel, GableGotwals, Tulsa, Oklahoma, and certain other legal matters will be passed upon for us by Husch Blackwell LLP, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Chapman and Cutler LLP, Chicago, Illinois.
EXPERTS
The financial statements of Oklahoma Gas and Electric Company appearing in Oklahoma Gas and Electric Company’s Annual Report (Form 10-K) for the year ended December 31, 2025 (including the financial statement schedule appearing therein), and the effectiveness of Oklahoma Gas and Electric Company’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” in this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. We incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Our Annual Report on Form 10-K for the year ended December 31, 2025.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement until we sell all of the Senior Notes referred to herein.
We are not required to, and do not expect to, provide annual reports to holders of our debt securities unless specifically requested by a holder.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Oklahoma Gas and Electric Company
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

PROSPECTUS
OKLAHOMA GAS AND ELECTRIC COMPANY
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000
DEBT SECURITIES

We may offer for sale from time to time in one or more issuances one or more series of unsecured debt securities, which may be notes or debentures or other unsecured evidences of indebtedness. The debt securities are referred to in this prospectus as the “Debt Securities.” We will offer the Debt Securities in an amount and on terms to be determined by market conditions at the time of the offering.
We will provide the specific terms of these Debt Securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell Debt Securities unless accompanied by a prospectus supplement.
Prior to making a decision about investing in our Debt Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and other filings we may make from time to time with the Securities and Exchange Commission (“SEC”). See “Risk Factors” on page 3.
Neither the SEC nor any state securities commission has approved or disapproved of these Debt Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Debt Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, we are registering an unspecified amount of our Debt Securities, and may issue any of such Debt Securities in one or more offerings. This prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell any of the Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part. In this prospectus, “we,” “us,” “our” and “our company” refer to Oklahoma Gas and Electric Company.
FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus and the documents incorporated by reference are forward-looking statements that are not historical fact and constitute “forward-looking statements.” Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential,” “project,” “target” and similar expressions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:
•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and inflation rates, and their impact on capital expenditures;

•
our ability and the ability of our parent company, OGE Energy Corp., to access the capital markets and obtain financing on favorable terms, as well as inflation rates and monetary fluctuations;

•
the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel and purchased power costs, operating costs, transmission costs and deferred expenditures;

•
prices and availability of electricity, coal and natural gas;

•
competitive factors, including the extent and timing of the entry of additional competition in the markets we serve, potentially through deregulation;

•
the impact on demand for our services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs;

•
technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

•
factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages; unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

•
availability and prices of raw materials and equipment for current and future construction projects;

•
the effect of retroactive pricing of transactions in the Southwest Power Pool markets or adjustments in market pricing mechanisms by the Southwest Power Pool;

•
federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•
environmental laws, safety laws or other regulations that may impact the cost of operations, restrict or change the way our facilities are operated or result in stranded assets;

•
our ability to meet future capacity requirements mandated by the Southwest Power Pool, which could be impacted by future load growth, environmental regulations recently finalized by the Environmental Protection Agency, and the availability of resources;

•
changes in accounting standards, rules or guidelines;

•
the discontinuance of accounting principles for certain types of rate-regulated activities;

•
the cost of protecting assets against, or damage due to, terrorism or cyberattacks, including losing control of our assets and potential ransoms, and other catastrophic events;

•
changes in the use, perception or regulation of generative artificial intelligence technologies, which could limit our ability to utilize such technology, create risk of enhanced regulatory scrutiny, generate uncertainty around intellectual property ownership, licensing or use, or which could otherwise result in risk of damage to our business, reputation or financial results;

•
creditworthiness of suppliers, customers and other contractual parties, including large, new customers from emerging industries such as cryptocurrency;

•
social attitudes regarding the electric utility and power industries;

•
identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures;

•
increased pension and healthcare costs;

•
national and global events that could adversely affect and/or exacerbate macroeconomic conditions, including inflationary pressures, rising interest rates, supply chain disruptions, economic recessions, pandemic health events and uncertainty surrounding continued hostilities or sustained military campaigns, and their collateral consequences;

•
costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in the reports we file with the Securities and Exchange Commission (“SEC”); and

•
other risk factors listed in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in or incorporated by reference in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information.” We may also describe additional risk factors in the applicable prospectus supplement.
OKLAHOMA GAS AND ELECTRIC COMPANY
We generate, transmit, distribute and sell electric energy in Oklahoma and western Arkansas. Our rates are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. We are a wholly-owned subsidiary of OGE Energy Corp. (“OGE Energy”), which is a holding company with us as their primary investment. We are the largest electric company in Oklahoma, and our franchised service territory includes Fort Smith, Arkansas and the surrounding communities. We sold our retail natural gas business in 1928 and are no longer engaged in the natural gas distribution business.
We own and operate an interconnected electric generation, transmission and distribution system, located in Oklahoma and western Arkansas, which included 17 generating stations with an aggregate capability of approximately 7,116 megawatts at December 31, 2023. Our service area covers approximately 30,000 square miles in Oklahoma and western Arkansas, including Oklahoma City, the largest city in Oklahoma, and Fort Smith, Arkansas, the third largest city in that state. We derived approximately 91 percent of our total electric operating revenues for the year ended December 31, 2023 from sales in Oklahoma and the remainder from sales in Arkansas.
We were incorporated in 1902 under the laws of the Oklahoma Territory and became a wholly-owned subsidiary of OGE Energy Corp. on December 31, 1996. Our principal executive offices are located at 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321; telephone (405) 553-3000. OGE Energy’s web site address is www.oge.com. OGE Energy’s web site address is provided for informational purposes only. No information contained in, or that can be accessed through, the web site is to be considered part of this prospectus.
RISK FACTORS
An investment in our Debt Securities involves risk. Prior to making a decision about investing in our Debt Securities, you should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed or implied in any forward-looking statements made by us or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
USE OF PROCEEDS
Unless we indicate otherwise in any applicable prospectus supplement or other offering materials, we intend to add the net proceeds from the sale of the Debt Securities to our general funds and to use those proceeds for general corporate purposes, including to fund capital expenditures, to repay short-term debt and to refund long-term debt at maturity or otherwise. The specific use of the proceeds of a particular offering of Debt Securities will be described in the applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which our Debt Securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to our Debt Securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and the supplemental indenture for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.
We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement. At March 31, 2024, there were 16 series of senior debt securities, aggregating $4.185 billion in principal amount, outstanding under the Indenture (as defined below).
Our Debt Securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “Book-Entry System” in this prospectus.
General
We may issue our Debt Securities as notes or debentures or other unsecured evidences of indebtedness (collectively referred to as the “Debt Securities”) in one or more new series under an indenture dated as of October 1, 1995 between us and BOKF, NA, as successor trustee (the “Trustee”). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Debt Securities, is referred to in this prospectus as the “Indenture.”

The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness, including other senior debt securities previously issued under the Indenture and senior debt securities that may be issued under the Indenture subsequent to the issuance of the Debt Securities. We sometimes refer in this prospectus to debt securities issued under the Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the “Notes.” The amount of Notes that we may issue under the Indenture is not limited.
The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Debt Securities will specify:
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the title, aggregate principal amount and offering price of that series of Debt Securities;

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the interest rate or rates, or method of calculation of the rate or rates, on that series, and the date from which the interest will accrue;

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the dates on which interest will be payable;

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the record dates for payments of interest;

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the date on which the Debt Securities of that series will mature;

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any redemption terms;

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the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

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other specific terms applicable to the Debt Securities of that series.

Any special U.S. Federal income tax considerations applicable to Debt Securities sold at an original issue discount and any special U.S. Federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to that series of Debt Securities.
Unless we indicate otherwise in the applicable prospectus supplement, the Debt Securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Unless we indicate otherwise in the applicable prospectus supplement, there will be no provisions in the Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption or repurchase of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company. However, any change in control transaction that involves the incurrence of substantial additional long-term indebtedness by us could require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities.
Registration, Transfer And Exchange
Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount, stated maturity and original issue date. (Section 2.06 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Any transfer or exchange will be effected upon the Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07 of the Indenture.)
The Trustee will not be required to exchange or register a transfer of any Debt Securities of a series that is selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06 of the Indenture.) See “Book-Entry System” in this prospectus.
Payment and Paying Agents
Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Debt Securities maintained by the Trustee; however, a holder of $10,000,000 or more of Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12 of the Indenture.) Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee upon presentation of the Debt Securities. (Section 2.12 of the Indenture.)
All monies paid by us to a paying agent for the payment of principal, interest or premium on any Debt Securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holders of those Debt Securities may thereafter look only to us for payment of that principal, interest or premium. (Section 5.04 of the Indenture.)
Events of Default
The following are events of default under the Indenture:
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default in the payment of principal and premium, if any, on any Note issued under the Indenture when due and payable and continuance of that default for a period of five days;

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default in the payment of interest on any Note issued under the Indenture when due and continuance of that default for 30 days;

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default in the performance or breach of any of our other covenants or warranties in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

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specified events of bankruptcy, insolvency or reorganization of our company. (Section 8.01 of the Indenture.)

Acceleration of Maturity.   If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately. At any time after an acceleration of the Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the Notes. (Section 8.01 of the Indenture.)
Indemnification of Trustee.   The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders have offered reasonable security to the Trustee. (Section 9.02 of the Indenture.)
Right to Direct Proceedings.   The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the Notes. The holders of a majority in principal amount of the outstanding Notes generally will be able to waive any past default or event of default except a default in the payment of principal, premium or interest on the Notes. (Section 8.07 of the Indenture.) Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture. (Section 8.04 of the Indenture.)

Notice of Default.   The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the Notes, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 8.08 of the Indenture.) We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture. (Section 6.06 of the Indenture.)
Modification
Unless we indicate otherwise in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Debt Securities from time to time. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the Notes, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding Notes or the consent or approval of each holder affected by the proposed amendment.
We will not need the consent of the holders for the following types of amendments:
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adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

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adding security for the Notes; or

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making various other modifications, generally of a ministerial or immaterial nature. (Section 13.01 of the Indenture.)

We will need the consent of the holders of each outstanding Note affected by a proposed amendment if the amendment would cause any of the following to occur:
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a change in the maturity date or redemption date of any Note;

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a reduction in the interest rate or extension of the time of payment of interest;

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a reduction in the principal amount of any Note, the interest or premium payable on any Note, or the amount of principal that could be declared due and payable prior to the stated maturity;

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a change in the currency of any payment of principal, premium or interest on any Note;

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an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any Note;

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a reduction in the percentage of outstanding Notes necessary to consent to the modification or amendment of the Indenture; or

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a modification of these requirements or a reduction to less than a majority of the percentage of outstanding Notes necessary to waive any past default. (Section 13.02 of the Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding Notes.
Defeasance and Discharge
We may be discharged from all obligations relating to the Notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Notes, money or U.S. government obligations, or any combination thereof, sufficient to make all payments of principal, premium and interest on the Notes on the dates those payments are due. To discharge those obligations, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or discharge of the Indenture. If we discharge our obligations as described above, the holders of Notes must look only to the funds deposited with the Trustee, and not us, for payments on the Notes. (Section 5.01 of the Indenture.)

Consolidation, Merger and Sale of Assets; No Financial Covenants
We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and any premium on all the Notes and our obligation to perform every covenant in the Indenture that we are supposed to perform or observe. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture, and we will be released from all obligations under the Indenture. The Indenture defines all or substantially all of our assets as being 50 percent or more of our total assets as shown on our balance sheet at the end of the prior year and specifically permits any sale, transfer or conveyance during a calendar year of less than 50 percent of our total assets without the consent of the holders of the Notes. (Sections 12.01 and 12.02 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will not contain any financial or other similar restrictive covenants.
No Limitations on Liens or Sale and Leaseback Transactions
At March 31, 2024, we had 16 other series of our Notes issued under the Indenture outstanding in the aggregate principal amount of $4.185 billion. Although subject to earlier redemption at our option, the outstanding Notes mature between July 15, 2027 and April 1, 2053. Certain of these series of our Notes have provisions that limit (subject to certain exceptions) our ability to issue secured debt unless, at the time the secured debt is issued, we also equally secure such outstanding Notes. As a result, if in the future we were to issue secured debt, the outstanding series of Notes that contain this provision would also become secured. Unless otherwise specified in the applicable prospectus supplement, the Debt Securities offered hereby will not contain this provision. Therefore, the Debt Securities offered hereby would be effectively subordinated to the secured debt. There is no limit on the amount of debt that we may issue and, in the future, we may issue debt that includes provisions similar to those applicable to our other outstanding Notes.
In addition, although certain other series of our other Notes also have provisions that limit our ability to enter into sale and lease-back transactions, unless otherwise specified in the applicable prospectus supplement, the Debt Securities offered hereby will not contain this provision.
Resignation or Removal of Trustee
The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 9.10 of the Indenture.)
The holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon (1) notice to the Trustee and the holder of each Note outstanding under the Indenture and (2) appointment of a successor Trustee. (Section 9.10 of the Indenture.)
Concerning the Trustee
BOKF, NA is the Trustee under the Indenture. We and our affiliates maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for some of our other securities and may act as the trustee for securities of our affiliates.
BOOK-ENTRY SYSTEM
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of Debt Securities, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC’s records. The ownership interest of each actual purchaser of each Debt Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.
To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Debt Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to the Debt Security documents. For example, Beneficial Owners of Debt Securities may wish to ascertain that the nominee holding the Debt Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the Debt Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Debt Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the Debt Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the Debt Securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, Debt Security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.
PLAN OF DISTRIBUTION
We may sell the Debt Securities offered by this prospectus through underwriters, through dealers, through agents, directly to other purchasers or through a combination of these methods, as described in the prospectus supplement relating to an offering of Debt Securities. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:
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the name or names of any underwriters or agents;

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the purchase price of the Debt Securities;

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our net proceeds from the sale of the Debt Securities;

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any underwriting discounts and other items constituting underwriters’ compensation; and

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the initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

By Underwriters
If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account. Underwriters may offer the Debt Securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the Debt Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the

Debt Securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the Debt Securities to the dealers as principals. The dealers may then resell the Debt Securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.
By Agents and Direct Sales
We may sell the Debt Securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the Debt Securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.
General Information
Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described, in the prospectus supplement.
Under agreements into which we may enter in connection with the sale of Debt Securities, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.
Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.
LEGAL OPINIONS
Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the Debt Securities and certain other matters will be rendered by our counsel, GableGotwals, Tulsa, Oklahoma, and Husch Blackwell, Chicago, Illinois. Unless otherwise indicated in the applicable prospectus supplement, GableGotwals will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters, dealers or agents named in a prospectus supplement by Chapman and Cutler LLP, Chicago, Illinois.
EXPERTS
The financial statements of Oklahoma Gas and Electric Company appearing in Oklahoma Gas and Electric Company’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including the financial statement schedule appearing therein), and the effectiveness of Oklahoma Gas and Electric Company’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and financial statement schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.
The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus. We incorporate by reference the following documents:
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Our Annual Report on Form 10-K for the year ended December 31, 2023; and

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until we sell all of the Debt Securities referred to herein.
We are not required to, and do not expect to, provide annual reports to holders of our debt securities unless specifically requested by a holder.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Oklahoma Gas and Electric Company
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

OKLAHOMA GAS AND ELECTRIC COMPANY
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Prospectus Supplement

Joint Book-Running Managers
BarclaysBofA SecuritiesPNC Capital Markets LLCScotiabank
US Bancorp
Co-Managers